Exhibit 4 (b)

TXU ELECTRIC DELIVERY COMPANY

OFFICER’S CERTIFICATE
2-D-2

Establishing the Form and Certain Terms of the
Floating Rate Senior Notes due 2008

The undersigned, Stanley J. Szlauderbach, Senior Vice President of TXU Electric Delivery Company (the “Company”), pursuant to a Board Resolution dated March 12, 2007 and Sections 101, 201 and 301 of the Indenture, does hereby certify to The Bank of New York (the “Trustee”), as Trustee under the Indenture (For Unsecured Debt Securities) of the Company dated as of August 1, 2002 (the “Indenture”) that:

1.
The Securities of the second series to be issued under the Indenture shall be initially issued in a series designated “Floating Rate Senior Notes due 2008” (the “Notes”). The Notes shall be in substantially the form set forth in Exhibit A hereto. All capitalized terms used in this certificate which are not defined herein shall have the meanings set forth in Exhibit A hereto; all capitalized terms used in this certificate that are not defined herein or in Exhibit A hereto shall have the meanings set forth in the Indenture).

2.	The Notes shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on September 16, 2008.

3.
The Notes need not be issued at the same time, and this second series of Notes may be reopened for issuances of additional Notes by the Company from time to time, without the consent of the existing holders of the Notes. Such additional Notes shall have the same terms and conditions as the Notes, except for the issue date, issue price and, if applicable, the initial interest payment on such Notes. Additional Notes issued in this manner will be consolidated with, and will form a single series with, the Notes.

4.
The Notes shall bear interest as provided in the form thereof set forth in Exhibit A hereto. The Interest Payment Dates for the Notes shall be June 16, September 16, and December 16, 2007 and March 16, June 16, and September 16, 2008. In the event that any Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity) falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, as more specifically provided in the form of Note hereto attached as Exhibit A.

5.	Each installment of interest on a Note shall be payable as provided in the form thereof set forth in Exhibit A.

6.
The principal of, premium, if any, and each installment of interest on the Notes shall be payable, and registration and registration of transfers and exchanges in respect of the Notes may be effected, at the office or agency of the Company in The City of New York; notices and demands to or upon the Company in respect of the Notes and the Indenture may be served at the office or agency of the Company in The City of New York; the Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration and registration of transfers and exchanges and service of notices and demands, and the Company hereby appoints the Trustee as its agent for all such purposes; and the Trustee will initially be the Security Registrar and the Paying Agent for the Notes; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such office or agency and such agent.

7.	The Regular Record Date for the interest payable on any given Interest Payment Date with respect to the Notes shall be the 15th calendar day next preceding the relevant Interest Payment Date.

8.	The Notes are subject to redemption as provided in the form thereof set forth in Exhibit A hereto.

9.	The Notes are “Benefitted Securities” and shall have the benefit of the covenant of the Company contained in Section 707 of the Indenture.

10.	The Notes are issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

11.
The Notes shall be issued in global form registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”); provided, that the Company reserves the right to provide for another depositary, registered as a clearing agency under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to act as depositary for the global Notes (DTC and any such successor depositary, and any successor to any thereto, the “Depositary”); beneficial interests in Notes issued in global form may not be exchanged in whole or in part for individual certificated Notes in definitive form, and no transfer of a global Note in whole or in part may be registered in the name of any Person other than the Depositary or its nominee except that if the Depositary (A) has notified the Company that it is unwilling or unable to continue as depositary for the global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary for such global Notes has not been appointed, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Notes, will authenticate and deliver Notes in definitive certificated form in an aggregate principal amount equal to the principal amount of the global Notes representing such Notes in exchange for such global Notes, such definitive Notes to be registered in the names provided by the Depositary; each global Note (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the outstanding Notes to be represented by such global Note, (ii) shall be registered in the name of the Depositary or its nominee, (iii) shall be delivered by the Trustee to the Depositary, its nominee, any custodian for the Depositary or otherwise pursuant to the Depositary’s instruction and (iv) shall bear a legend restricting the transfer of such global Note to any Person other than the Depositary or its nominee; none of the Company, the Trustee, any Paying Agent, any Security Registrar or any Authenticating Agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, or transfers of, beneficial ownership interests in a global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; and the Notes in global form will contain restrictions on transfer, substantially as described in the form set forth in Exhibit A hereto.

12.
The Notes will be initially issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Each Note in a global form shall bear the non-registration legend and the registration rights legend in substantially the form set forth in Exhibit A hereto, unless otherwise agreed to by the Company, such agreement to be confirmed in writing to the Trustee. DTC or its nominee shall be the Holder of such global Note for all purposes under the Indenture and the Notes, and beneficial owners with respect to such global Note shall hold their interests pursuant to applicable procedures of the Depositary. The Company, the Trustee and the Securities Registrar shall be entitled to deal with the Depositary for all purposes of the Indenture relating to such global Note (including the payment of principal, premium, if any, and interest, and the giving of instructions or directions by or to the beneficial owners of such global Note) as the sole Holder of such global Note and shall have no obligations to the beneficial owners thereof. Nothing in the Indenture, the Notes or this certificate shall be construed to require the Company to register any Notes under the Securities Act, unless otherwise expressly agreed to by the Company, confirmed in writing to the Trustee, or to make any transfer of such Notes in violation of applicable law.

13.
It is contemplated that beneficial interests in Notes owned by qualified institutional buyers (as defined in Rule 144A under the Securities Act) (“QIBs”) or sold to QIBs in reliance upon Rule 144A under the Securities Act will be represented by one or more separate certificates in global form registered in the name of Cede & Co., as registered owner and as nominee for DTC; beneficial interests in Notes sold to foreign purchasers pursuant to Regulation S under the Securities Act will be evidenced by one or more separate certificates in global form (each a “Regulation S Global Certificate”) and will be registered in the name of Cede & Co., as registered owner and as nominee for DTC for the accounts of Euroclear and Clearstream Banking; prior to the 40th day after the date of initial issuance of the Notes, beneficial interests in a Regulation S Global Certificate may be held only through Euroclear or Clearstream Banking, other than beneficial interests sold in accordance with Rule 144A.

In connection with any transfer of beneficial interest in one global Note to another global Note, the Trustee, the Security Registrar and the Company shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates and other information (in the form attached hereto as Exhibit A) received from the Holders and any transferees of any beneficial interest in one global Note to another global Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such beneficial interest and any other facts and circumstances related to such transfer.

14.
None of the Company, the Trustee or the Securities Registrar shall have any liability for any acts or omissions of the Depositary, for any Depositary records of beneficial interests, for any transactions between the Depositary or any participant member of the Depositary and/or beneficial owners, for any transfers of beneficial interests in the Notes, or in respect of any transfers effected by the Depositary or by any participant member of the Depositary or any beneficial owner of any interest in any Notes held through any such participant member of the Depositary.

15.
If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Notes, or any portion of the principal amount thereof, as contemplated by Section 801 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 801 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:

(A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Notes, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 801), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Notes or portions thereof, all in accordance with and subject to the provisions of said Section 801; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

(B) an Opinion of Counsel to the effect that, as a result of (i) the receipt by the Company from, or the publication by, the Internal Revenue Service of a ruling or (ii) a change in law occurring after the date of this certificate, the Holders of such Notes, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

16.	The Eligible Obligations with respect to the Notes shall be Government Obligations.

17.
Notwithstanding the provisions of the first paragraph of Section 504 of the Indenture, (i) notice of redemption of the Notes at the option of the Company shall be given in the manner provided in Section 106 of the Indenture to the Holders of the Notes to be redeemed not less than 20 days prior to the Redemption Date, and (ii) no notice shall be given to the Holders of the Notes of mandatory redemption upon occurrence of a Change of Control.

18.	The Notes shall have such other terms and provisions as are provided in the form thereof set forth in Exhibit A hereto, and shall be issued in substantially such form.

19.	No Event of Default under the Indenture has occurred or is occurring.

20.
The undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto, relating to the issuance, authentication and delivery of the Notes and in respect of compliance with which this certificate is made.

21.
The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.

22.
In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with.

23.
In the opinion of the undersigned, such conditions and covenants and all conditions precedent provided for in the Indenture (including any covenants compliance with which constitutes a condition precedent), relating to the authentication and delivery of the Notes requested in the accompanying Company Order, have been complied with.

IN WITNESS WHEREOF, I have executed this Officer’s Certificate this 16th day of March, 2007.

By:	/s/ Stanley J. Szlauderbach
Name: Stanley J. Szlauderbach Title: Senior Vice President

EXHIBIT A

[FORM OF NOTE]

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

[non-registration legend]

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY AGREES FOR THE BENEFIT OF TXU ELECTRIC DELIVERY COMPANY (THE “COMPANY”) THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (A)(1) TO THE COMPANY, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (5) IN ACCORDANCE WITH ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF, OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (K)(2) OF RULE 902 UNDER, REGULATION S UNDER THE SECURITIES ACT.”

No._______________                                                             CUSIP No. ___________

TXU ELECTRIC DELIVERY COMPANY

FLOATING RATE SENIOR NOTE DUE 2008

TXU ELECTRIC DELIVERY COMPANY, a corporation duly organized and existing under the laws of the State of Texas (herein referred to as the “Company”, which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to or registered assigns, the principal sum of ____________________ Dollars ($__________) on September 16, 2008. This Security shall bear interest as specified on the reverse of this Security.

Payment of the principal of (and premium, if any) and interest at Maturity on this Security shall be made upon presentation of this Security at the office or agency of the Company maintained for that purpose in The City of New York, in the State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest on this Security (other than interest payable at Maturity) may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register, and provided, further, that if such person is a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such person.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture and in the Officer’s Certificate establishing the terms of the Securities of this series.

[FORM OF REVERSE OF FLOATING RATE SENIOR NOTE]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (For Unsecured Debt Securities), dated as of August 1, 2002 (herein, together with any amendments or supplements thereto, called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer’s Certificate creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder thereof to all of the terms and provisions of the Indenture. This Security is one of the series designated on the face hereof.

1. Interest

The Securities of this series will bear interest at a per annum rate (“Interest Rate”) determined by The Bank of New York, or its successor appointed by the Company as permitted by the Indenture, acting as calculation agent (“Calculation Agent”). The Interest Rate for each period commencing on and including the immediately preceding Interest Payment Date (as defined below) to but excluding the applicable Interest Payment Date (each an “Interest Period”) will be equal to 3-month LIBOR (as defined below) on the second London Banking Day (as defined below) immediately preceding the first day of such Interest Period (“Interest Determination Date”), plus 0.375%, plus the Interest Rate Adjustment Amount (as defined below). Promptly upon such determination, the Calculation Agent will notify the Trustee of the Interest Rate for such Interest Period. Promptly following any change in the Interest Rate Adjustment Amount in such Interest Period, the Company shall so notify the Calculation Agent, and promptly following such notification, the Calculation Agent will notify the Trustee of the Interest Rate resulting therefrom and the date on which such change in Interest Rate shall be effective. The determination of the Calculation Agent, absent manifest error, shall be binding and conclusive upon the Holders of this Security, the Company and the Trustee. The Interest Rate will be reset on the first day of each Interest Period for the Security of this series (each an “Interest Reset Date”), however the Interest Rate Adjustment Amount will remain in effect until the next Rating Change (as defined below) that results in a different Interest Rate Adjustment Amount. “London Banking Day” shall mean any day on which commercial banks are open for business, including dealings in Dollars, in London. The amount of interest payable for any Interest Period shall be computed on the basis of the actual number of days for which interest is payable in such Interest Period, divided by 360.

“3-month LIBOR” for any Interest Determination Date will be:

(a) the rate for three-month deposits in Dollars commencing on the related Interest Reset Date, that appears on the Reuters Page LIBOR01 (as defined below) as of 11:00 A.M., London time, on the Interest Determination Date; or

(b) if no rate appears on the particular Interest Determination Date on the Reuters Page LIBOR01, the rate calculated by the Calculation Agent as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in Dollars for the period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in Dollars in that market at that time; or

(c) if fewer than two offered quotations referred to in clause (b) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York time, on the particular Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in Dollars to leading European banks for a period of three months and in a principal amount that is representative for a single transaction in Dollars in that market at that time; or

(d) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (c), 3-month LIBOR in effect on the particular Interest Determination Date.

“Reuters Page LIBOR01” means the display designated as “LIBOR01” on Reuters 3000 Xtra (or any successor service) (or such other page as may replace Page LIBOR01 on Reuters 3000 Xtra or any successor service).”

The Interest Rate Adjustment Amount is initially 0.0% and may change upon the occurrence of a Ratings Change. A “Ratings Change” is any change in the rating of the Securities of this series by Moody’s Investors Service (“Moody’s”) or Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), each a “Rating Agency,” or if the Securities of this series cease to be rated by either of the Rating Agencies, or thereafter are again rated by such Rating Agency.

The Interest Rate Adjustment Amount is:

•	0.0%, if the Securities of this series are rated investment grade (Baa3 or higher by Moody’s and BBB- or higher by S&P) by both Rating Agencies.

•	0.25%, if the Securities of this series are rated below investment grade, or not rated, by one Rating Agency and investment grade by the other Rating Agency.

•
0.5%, if the Securities of this series are rated below investment grade by both Rating Agencies, below investment grade by one Rating Agency and not rated by the other Rating Agency or if the Securities of this series are not rated by both Rating Agencies.

Each adjustment to the Interest Rate on the Securities of this series will be effective on the next Business Day after the Rating Change has occurred. Thereafter, the adjustment to the Interest Rates on the Securities of this series will remain in effect until the next Rating Change that results in a different Interest Rate Adjustment Amount.

Interest on this Security shall be paid in arrears on June 16, September 16, and December 16, 2007 and March 16, June 16, and September 16, 2008 (each an “Interest Payment Date”), at the Interest Rate per annum determined by the Calculation Agent for each Interest Period, until the principal hereof is paid or made available for payment. Interest on the Securities of this series will accrue from and including March 16, 2007, to and excluding the first Interest Payment Date, and thereafter will accrue from and including the last Interest Payment Date to which interest has been paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the 15th calendar day next preceding the relevant Interest Payment Date (each a “Regular Record Date”), except that interest payable at Maturity will be payable to the Person to whom principal shall be paid.

In the event that any Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity) falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, provided that, if such Business Day falls in the next succeeding calendar month, the Interest Payment Date will be brought forward to the immediately preceding Business Day. If the Maturity of this Security would fall on a day that is not a Business Day, the required payment of interest, if any, and principal will be made on the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Maturity to such next succeeding Business Day. The term “Business Day” means, with respect to any Security, any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close, provided such day is also a London Banking Day.

Any interest payable on this Security on any Interest Payment Date and not punctually paid or duly provided for will forthwith cease to be payable to the Holder on the Regular Record Date for such Interest Payment Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

2. Optional Redemption

The Securities of this series are redeemable in whole, or in part, at any time on or after September 16, 2007 at the option of the Company at a Redemption Price equal to 100% of the principal amount of the Securities of this series to be redeemed, plus any accrued and unpaid interest to, but excluding, the Redemption Date.

Notice of redemption shall be given by mail to Holders of Securities, not less than 20 days prior to the Redemption Date, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the applicable Paying Agent or Agents of money sufficient to pay the principal of and premium, if any, and interest, if any, on this Security on or prior to the Redemption Date; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security.

In the event of redemption of this Security in part only, a new Security or Securities of this series of like tenor representing the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

3. Mandatory Redemption

The Securities of this series shall be redeemed, in whole, at the time of the occurrence of a Change of Control, at a Redemption Price equal to 100% of the principal amount thereof plus accrued interest to, but excluding, the date of the redemption.

A “Change of Control” will be deemed to have occurred at the time after the Notes are originally issued that the following occurs:

•
the Effective Time, as defined in the Agreement and Plan of Merger, dated February 25, 2007 (“Merger Agreement”), among TXU Corp., Texas Energy Future Holdings Limited Partnership and Texas Energy Future Merger Sub Corp., or

•	in respect of any transaction or occurrence other than pursuant to the Merger Agreement,

(1) a “person” or “group” within the meaning of Section 13(d) or 14(d) of the Exchange Act other than TXU Corp., its subsidiaries or their respective employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of TXU Corp.’s Common Stock representing more than 50% of the voting power of TXU Corp.’s Common Stock entitled to vote generally in the election of directors, or

(2) consummation of any share exchange, consolidation or merger of TXU Corp. pursuant to which TXU Corp.’s Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of TXU Corp. and its subsidiaries, taken as a whole, to any person other than TXU Corp. or one or more of its subsidiaries; provided, however, that a transaction where the holders of TXU Corp.’s Common Stock immediately prior to such transaction have directly or indirectly, more than 50% of the aggregate voting power of all classes of common equity of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a Change of Control.

For the purposes of this definition, “Common Stock” means the common stock, without par value, of TXU Corp.

On the date of the occurrence of a Change of Control the Company shall deposit funds sufficient to pay the Redemption Price with the Trustee with a notice stating that a Change of Control has occurred and the directing the Trustee to apply such funds to the redemption of the Securities of this series.

4. General

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding to waive compliance by the Company with certain provisions of the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein and herein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company shall not be required to execute and the Security Registrar shall not be required to register the transfer of or exchange of (a) Securities of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of this series called for redemption or (b) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part. The Company shall not be required to make transfers or exchanges of the Securities of this series for a period of 15 days next preceding an Interest Payment Date.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Each Holder shall be deemed to understand that the offer and sale of the Securities of this series have not been registered under the Securities Act and that the Securities of this series may not be offered or sold except as permitted in the following sentence. Each Holder shall be deemed to agree, on its own behalf and on behalf of any accounts for which it is acting as hereinafter stated, that if such Holder sells any Securities of this series, such Holder will do so only (A)(1) to the Company, (2) in a transaction entitled to an exemption from registration provided by Rule 144 under the Securities Act, (3) so long as this Security is eligible for resale pursuant to Rule 144A under the Securities Act to a person whom it reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (4) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, (5) in accordance with another applicable exemption from the registration requirements of the Securities Act (and based upon an Opinion of Counsel acceptable to the Company) or (6) pursuant to an effective registration statement under the Securities Act and (B) in each case in accordance with any applicable securities laws of any State of the United States or in any applicable jurisdiction, and each Holder is further deemed to agree to provide to any person purchasing any of the Securities of this series from it a notice advising such purchaser that resales of the Securities of this series are restricted as stated herein.

Each Holder shall be deemed to understand that, on any proposed resale of any Securities of this series pursuant to the exemption from registration under Rule 144 under the Securities Act, any Holder making any such proposed resale will be required to furnish to the Trustee and Company such certifications, legal opinions and other information as the Trustee and Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.

This Security shall be governed by and construed in accordance with the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable and except to the extent that the laws of the State of Texas shall mandatorily govern.

As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Securities or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, member, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

TXU ELECTRIC DELIVERY COMPANY

By:

[FORM OF CERTIFICATE OF AUTHENTICATION]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Corporate Trustee or Securities Custodian

[CERTIFICATE OF TRANSFER]

TXU ELECTRIC DELIVERY COMPANY

FLOATING RATE SENIOR NOTE DUE 2008

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

Name and address of assignee must be printed or type written.

$ _________________________________________________________________________
principal amount of beneficial interest in the referenced Security of the Company and does hereby irrevocably constitute and appoint

____________________________________________________________________________________________________
to transfer the said beneficial interest in such Security, with full power of substitution in the premises.

The undersigned certifies that said beneficial interest in said Security is being resold, pledged or otherwise transferred as follows: (check one)

☐	to the Company;

☐
to a Person whom the undersigned reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A;

☐	in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act;

☐	as otherwise permitted by the non-registration legend appearing on this Security; or

☐	as otherwise agreed by the Company, confirmed in writing to the Trustee, as follows: [describe]

____________________________________________________________________________________________________

____________________________________________________________________________________________________

Dated:______________________________ Your Signature: _______________________________________

Signature Guarantee:_______________________________________________________________________________________

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

All terms used in this certificate which are defined in the Indenture pursuant to which said Security was issued shall have the meanings assigned to them in the Indenture.